                                                                    Exhibit 10.2

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (the "Purchase Agreement") made as of this
22nd day of December, 2000 among Wattage Monitor Inc., a Nevada corporation (the "Company"), Gerald R. Alderson ("Alderson"), Vicki Center ("Center") and Robert Forrest ("Forrest" together with Alderson and Center, the "Purchasers" or each individually a "Purchaser").

     WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"); and

     WHEREAS, the Purchasers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Purchase Agreement an aggregate of Two Million Seven Hundred Fifty Thousand (2,750,000) shares of common stock, par value $.01 per share (the "Common Stock") of the Company.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

     I. SUBSCRIPTION FOR SHARES AND CLOSING.

          1.1 PURCHASE. At the Closing (as defined below), the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company such number of Common Stock as set forth on Exhibit A attached hereto. Subject to the terms and conditions hereinafter set forth, the Purchasers hereby subscribe for and agree to purchase, in the aggregate, from the Company, Two Million Seven Hundred Fifty Thousand (2,750,000) shares of Common Stock at a price equal to $.272 per share, for an aggregate consideration of Seven Hundred Forty-Eight Thousand Dollars ($748,000) (the "Total Purchase Price").

          1.2 PAYMENT OF PURCHASE PRICE. At the Closing, each Purchaser shall pay their portion of the Total Purchase Price in cash and with a secured promissory note issued to the Company, dated as of the date hereof (the "Promissory Note"). The Promissory Note shall be in the amount set forth on Exhibit A attached hereto. A form of the Promissory Note is attached hereto as Exhibit B.

          1.3 CLOSING. The Closing of the purchase and sale of the Common Stock (the "Closing") shall take place on or before December 22, 2000 at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P, 590 Madison Avenue, New York, New York 10022. The Company shall issue to the Purchasers certificates representing the Common Stock. The certificates issued to each Purchaser shall be held by the Company pursuant to the terms and conditions of the Promissory Note.

     II. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

          2.1 Each Purchaser recognizes that the purchase of Common Stock involves a high degree of risk in that: (i) the Company has incurred substantial losses from operations; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company; (iii) an investment in the Common Stock is illiquid; and (iv) transferability of the securities comprising the Common Stock is extremely limited, as well as other risk factors of which the undersigned has been advised.

          2.2 Each Purchaser represents and warrants that it is an "accredited investor" as such term in defined in Rule 501 of Regulation D promulgated under the Securities Act.

          2.3 Each Purchaser hereby represents that it has been furnished by the Company during the course of this transaction with all information regarding the Company that it has requested or desires to know and that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this offering and the business of the Company.

          2.4 Each Purchaser acknowledges that this offering of Common Stock has not been reviewed by the SEC because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Securities Act. Each Purchaser represents that the Common Stock are being purchased for its own account, for investment and not for distribution or resale to others. Each Purchaser agrees that it will not sell or otherwise transfer the Common Stock unless they are registered under the Securities Act or unless an exemption from such registration is available.

          2.5 Each Purchaser consents to the placement of a legend on any certificate or other document evidencing the Common Stock, stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof, and to the issuance of stop transfer instructions with respect thereto. The legend shall state as follows:

                 "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS
           (I) A REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL WHICH OPINION IS SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                 "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST

           THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF NEVADA, EXCEPT AS PERMITTED IN THE
           COMMISSIONER'S RULES."

                 "THESE SHARES OF COMMON STOCK ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS PROVIDED IN A STOCK PLEDGE AGREEMENT DATED AS OF DECEMBER 22, 2000 BETWEEN __________ AND WATTAGE MONITOR INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

          2.6 Each Purchaser represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Common Stock; and (iii) that this Purchase Agreement has been duly and validly authorized, executed and delivered constitutes the legal, binding and enforceable obligation of the undersigned.

          2.7 No Purchaser has engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Common Stock and the transactions contemplated by the Purchase Agreement.

     III. REPRESENTATIONS BY THE COMPANY

          3.1 The Company represents and warrants to the Purchasers that as of the date hereof and at the Closing:

               (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company's business. The Company has furnished the Purchasers with true, correct and complete copies of the Company's Articles of Incorporation and the Company's Bylaws, as then in effect.

               (b) All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of this Purchase Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Common Stock has been taken or will be taken prior to the Closing.

               (c) This Purchase Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy.

               (d) The execution, delivery and performance by the Company of this Purchase Agreement and compliance herewith and the sale and issuance of the Common Stock will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under the Company's Articles of Incorporation or Bylaws (as in effect on the date hereof), or any material provision of any material mortgage, indenture, agreement, instrument, judgment, decree, order, law, rule or regulation or other restriction to which the Company is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

               (e) The Company has, to the best of its knowledge, obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith; except where such failure to obtain such licenses, permits and other governmental authorizations necessary to the conduct of its business would not have a material adverse effect on the Company's business or financial condition.

               (f) The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Purchase Agreement, or the right of the Company to enter into this Purchase Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company.

               (g) The Company, to its knowledge, has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as now conducted and as presently proposed to be conducted, would violate any of the, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Purchase Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted and as presently proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

               (h) The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or sales or use tax returns has ever been audited by governmental authorities. Since the date of the public documents, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

               (i) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is presently proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

               (j) The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Purchase Agreement.

               (k) Assuming the correctness of the representations and warranties set forth in Section 2.1 to Section 2.7 hereof, the offer and sale of the Common Stock and the issuance of the Common Stock, if any, to the Purchasers hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Common Stock, no form of general solicitation or general advertising was used by the Company and its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     IV. REPURCHASE OF THE COMMON STOCK

          (a) If a Purchaser's employment with the Company is terminated for any reason, the Company shall have the option, but not the obligation, to repurchase from the Purchaser a percentage of such Purchaser's shares of the Common Stock that such Purchaser purchased pursuant to this Purchase Agreement ("Purchaser Shares"). In the case of Alderson, the Company's option shall be exercisable during the forty-eight (48) month period following the date Alderson's employment with the Company was terminated. In the case of either Center or Forrest, the Company's option shall be exercisable during the twelve (12) month period following the date Center's or Forrest's, as the case may be, employment with the Company was terminated.

          (b) In the case of Alderson, the Company shall have the right to repurchase a percentage of the Purchaser Shares equal to a fraction (expressed as a percentage), the numerator of which shall be the difference between forty-eight (48) and the number of whole months passed since the date of this Purchase Agreement and the denominator of which shall be forty-eight (48).

          (c) In the case of either Center or Forrest, the Company shall have the right to repurchase a percentage of the Purchaser Shares equal to a fraction (expressed as a percentage), the numerator of which shall be the difference between twelve (12) and the number of whole months passed since the date of this Purchase Agreement and the denominator of which shall be twelve (12).

          (d) If the Company elects to repurchase the repurchase percentage from any Purchaser, then the Company shall provide the Purchaser with thirty (30) days prior written notice of such intention to repurchase the repurchase percentage ("Repurchase Notice").

          (e) The Company shall pay the Purchaser $.272 per share for shares it repurchases under this Article IV.

     V. MISCELLANEOUS

          5.1 NOTICES. All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument: (i) personally delivered, (ii) sent by telecopier, (iii) sent by nationally recognized overnight courier guaranteeing next business day delivery or (iv) on the fifth
(5th) business day following the date on which the piece of mail containing such communication is posted, if sent by mail, in each case addressed as follows:

                        (a)  if to the Company:
                             Wattage Monitor Inc.
                             1100 Kietkze Lane
                             Reno, Nevada 89502
                             Attn:  Chief Executive Officer
                             Telecopy: (775) 327-6010
                             with a copy (which shall not constitute notice) to:

                             Willie E. Dennis, Esq.
                             Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                             590 Madison Avenue
                             New York, New York 10022
                             Telecopy: (212) 872-1002


               (b) If to any Purchaser, to the address of such Purchaser set forth on the signature page of this Purchase Agreement.

          5.2 AMENDMENTS. This Purchase Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Purchase Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

          5.3 SUCCESSOR AND ASSIGNS. This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Purchase Agreement and the documents referenced herein set forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

          5.4 GOVERNING LAW. Notwithstanding the place where this Purchase Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to such states laws regarding conflicts of laws. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Purchase Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Purchase Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

          5.5 COUNTERPARTS. This Purchase Agreement may be executed in counterparts. Upon the execution and delivery of this Purchase Agreement by the Purchasers, this Purchase Agreement shall become a binding obligation of the Purchasers with respect to the purchase of Common Stock as herein provided.

          5.6 SEVERABILITY. The holding of any provision of this Purchase Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Purchase Agreement, which shall remain in full force and effect.

          5.7 WAIVER. It is agreed that a waiver by either party of a breach of any provision of this Purchase Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

          5.8 FURTHER ASSURANCES. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Purchase Agreement.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the day and year first written above.


                                         WATTAGE MONITOR INC.


                                         By:       /s/ GERALD R. ALDERSON
                                                  --------------------------
                                                  Gerald R. Alderson
                                                  Chief Executive Officer



                                         PURCHASER


                                         /s/ GERALD R. ALDERSON
                                         -----------------------------------
                                         Gerald R. Alderson
                                         Address:  745 California Street
                                                   Reno, Nevada 89509



                                         PURCHASER


                                         /s/ VICKI CENTER
                                         -----------------------------------
                                         Vicki Center
                                         Address:  4811 Northaven Road
                                                   Dallas, Texas 75229



                                         PURCHASER


                                         /s/ ROBERT FORREST
                                         -----------------------------------
                                         Robert Forrest
                                         Address:  52 Woodland Avenue
                                                   San Anselmo, California 94960

                                                                       EXHIBIT A

                                    PURCHASERS

                                    Number of Shares                                    Amount of
Name                                of Common Stock           Purchase Price               Note
-----                               ---------------           --------------            ----------
Gerald R. Alderson                     2,500,000                 $680,000                $655,000

Vicki Center                             125,000                 $ 34,000                $ 32,750

Robert Forrest                           125,000                 $ 34,000                $ 32,750


                                                                       EXHIBIT B


                         FORM OF SECURED PROMISSORY NOTE

$__________                                                        Reno, Nevada
                                                             December ___, 2000

         FOR VALUE RECEIVED, the undersigned, _____________, an individual residing at ______________________, Nevada ("Maker"), promises to pay to the order of Wattage Monitor Inc., a Nevada corporation ("Payee"), at its offices located at 1100 Kietkze Lane, Reno, Nevada 89502, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the principal sum of ________________ Dollars ($____________) plus accrued interest from the date of this Note on the unpaid balance. All payments of principal and interest are to be made as set forth below without setoff or counterclaim. Maker further agrees as follows:

SECTION 1.        INTEREST RATE.

                  (a) Interest shall accrue at a rate equal to the "Mid Term Applicable Federal Rate" published each month by the Internal Revenue Service.

                  (b) Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

                  (c) All agreements between Maker and Payee with respect to interest are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest.

SECTION 2.        PAYMENTS.

                  (a) The principal sum of this Note shall be paid in ten (10) equal successive semi-annual installments of _________ Dollars ($________), each on the last day of June and December, commencing on June 30, 2001 and continuing through and including December 31, 2005. On the same days that principal sum payments are due, all interest then accrued shall also be due.

                  (b) Maker shall have the right to prepay the unpaid portion of this Note in full or in part at any time, without premium or penalty. All prepayments shall be applied first to the then accrued unpaid interest and then to the unpaid principal.

SECTION 3.        SECURITY.

                  This Note is secured by the ____________ (_______) shares of the Payee's common stock owned by Maker (the "Shares"). Such Shares were granted to him [her] pursuant to the terms of a Stock Purchase Agreement dated as of December ___, 2000 (the "Stock Purchase Agreement"), and pledged to Payee pursuant to a Stock Pledge Agreement entered into by and among Maker and Payee, dated as of December ___, 2000 (the "Pledge Agreement").

SECTION 4.        RECOURSE.

                  The obligations of Maker under this Note shall be non-recourse and Payee's sole recourse for payment of this Note shall be the Shares.

SECTION 5.        DEFAULT.

                  It shall be an event of default ("Event of Default"), and the then unpaid portion of this Note shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

                  (a) any failure on the part of Maker to make any payment hereunder when due, whether by acceleration or otherwise, and the continuation of such failure for a period of ten (10) days after written notice thereof from Payee;

                  (b) any failure on the part of Maker to keep or perform any of the terms or provisions (other than payment) of this Note, the Stock Purchase Agreement or the Pledge Agreement executed herewith, or any amendments thereof, and the continuation of such failure for more than ten (10) days after written notice thereof from Payee;

                  (c) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute; or

                  (d) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against Maker, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof.

SECTION 6.        WAIVERS.

                  (a) Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

                  (b) Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

                  (c) Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid portion of this Note at any time in accordance with the terms of this Note.

                  (d) In any action or proceeding arising out of or relating to this Note, Maker waives (to the full extent permitted by law) all right to a trial by jury or to plead as a defense any statute of limitations or any other similar law or equitable doctrine.

SECTION 7.        COLLECTION COSTS.

                  Maker will, upon demand, pay to Payee the amount of any and all reasonable costs and expenses, including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the following:
(i) the enforcement of this Note; and (ii) the enforcement of payment of all obligations of Maker by any action or participation in, or in connection with, a case or proceeding under Chapters 7, 11, or 13 of the Bankruptcy Code, or any successor statute thereto.

SECTION 8.        ASSIGNMENT OF NOTE.

                  Maker may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever without the prior written consent of Payee. This Note may not be assigned at any time by Payee.

SECTION 9.        MISCELLANEOUS.

                 (a) This Note and its provisions may be waived, changed, modified or discharged only by prior written agreement signed by the party against whom enforcement of any such waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

                 (b) This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to such state's rules or principles governing conflicts of laws.

                 (c) Subject to Section 8, the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

                 (d) If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

                 (e) All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing addresses:

                  Payee:   Wattage Monitor Inc.
                           1100 Kietkze Lane
                           Reno, Nevada 89502

                           Attention: President

                  Maker:   ________________________

                           ________________________

                           ________________________


Such addresses may be changed by notice given as provided in this subsection. All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument: (i) personally delivered, (ii) sent by telecopier, (iii) sent by nationally recognized overnight courier guaranteeing next business day delivery or (iv) on the fifth (5th) business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

         IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.


                                            ___________________________________
                                            Name:
                                            Social Security Number: